                                  "EXHIBIT 21"

                              LIST OF SUBSIDIARIES
                              --------------------

              Subsidiaries of International Bancshares Corporation

        NAME                         BUSINESS                 % OF OWNERSHIP
        ----                         --------                 --------------
IBC Subsidiary Corporation           Bank Holding Company          100%
IBC Life Insurance Company           Credit Life Insurance         100%
IBC Trading Company                  Export Trading                100%
IBC Capital Corporation              Investments                   100%



                   Subsidiaries of IBC Subsidiary Corporation
        NAME                         BUSINESS                 % OF OWNERSHIP
        ----                         --------                 --------------
International Bank of Commerce       State Bank                    100%
Commerce Bank                        State Bank                    100%
International Bank of Commerce,
  Zapata                             State Bank                    100%
International Bank of Commerce,
  Brownsville                        State Bank                    100%